UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2006
BRADY CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-14959

Wisconsin	39-0971239

(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
Press Release

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
On May 23, 2006, Brady GmbH, a company incorporated under the laws of Germany (“Brady GbmH”), which is a subsidiary of Brady Corporation (“Brady”), completed the acquisition of Tradex Holding AB, a company incorporated under the laws of Sweden (“Tradex Holding”), which is the holding company for Tradex Converting AB (“Tradex”). Pursuant to a Share Sale and Purchase Agreement (the “Purchase Agreement”) by and among EQT II BV, a company incorporated under the laws of the Netherlands, and the other stockholders of Tradex Holding, on the one hand, and Brady GmbH, on the other hand. Under the terms of the Purchase Agreement, the Tradex Holding stockholders received an aggregate cash amount of SEK 1.169 billion ($160 million based on current exchange rates). This consideration amount is subject to adjustments for changes in the net worth and net debt of Tradex Holding and its subsidiaries. Brady has guaranteed Brady GmbH’s obligations under the Purchase Agreement.
Brady funded the purchase price with existing cash and borrowings under its revolving credit facility. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which will be filed as an exhibit to Brady’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended April 30, 2006. Further information regarding Tradex is included in Brady’s press release filed as Exhibit 99 to this report and incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits.
The following is furnished as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

99	Press Release of Brady Corporation, dated May 23, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: May 26, 2006	/s/ David Mathieson
David Mathieson
Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99	Press Release of Brady Corporation dated May 23, 2006.